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                                                                   EXHIBIT  j(2)


                               CONSENT OF COUNSEL

                                AIM ADVISOR FUNDS


                  We hereby consent to the use of our name and to the reference to our firm under the caption "Investment Advisory and Other Services - Other Service Providers" in the Statement of Additional Information for the two series portfolios of AIM Advisor Funds (the "Company"), which is included in Post-Effective Amendment No. 42 to the Registration Statement under the Securities Act of 1933, as amended (No. 2-87377), and Amendment No. 43 to the Registration Statement under the Investment Company Act of 1940, as amended (No. 811-3886), on Form N-1A of the Company.




                                     /s/ BALLARD SPAHR ANDREWS & INGERSOLL, LLP
                                     ------------------------------------------
                                     Ballard Spahr Andrews & Ingersoll, LLP


Philadelphia, Pennsylvania
November 14, 2002